ARTICLES OF INCORPORATION
                                       OF
                     BIONX IMPLANTS MERGER SUBSIDIARY, INC.
                            (A PENNSYLVANIA COMPANY)

          ARTICLE 1: The name of the corporation (the "Company") is Bionx Implants Merger Subsidiary, Inc.

          ARTICLE 2: The address of the registered office of the Company in the Commonwealth of Pennsylvania is 1777 Sentry Parkway West, Gwynedd Hall, Suite 400, Blue Bell, Pennsylvania 19422.

          ARTICLE 3: The Company is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (the "BCL") for any lawful purpose and may engage in any lawful business for which corporations may be organized under the BCL with all the powers of such corporations.

          ARTICLE 4: The aggregate number of shares which the Company shall have authority to issue is thirty nine million six hundred thousand (39,600,000), divided into thirty one million six hundred thousand (31,600,000) shares of common stock with par value of $.0019 per share and eight million (8,000,000) shares of preferred stock with par value of $.001 per share.

                  The preferred stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

                  (d) whether the shares of such series shall be subject to redemption either by the Company or the holders thereof, and, if so, the times, prices and other conditions of such redemption;

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                  (e) the amount or amounts  payable  upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the common stock or shares of stock of any other class or any other series of preferred stock;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

                  (j) any other powers, preferences and relative, participating, optional and other specific rights, and any qualifications, limitations and restrictions, thereof.

                  The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

          ARTICLE 5: The following provisions of the BCL shall not be applicable to the Company:

          (a) Section 1715 (relating to exercise of powers generally);

          (b) Section 2538 (relating to approval of transactions with interested shareholders);

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          (c) Subchapter 25E (relating to control transactions);

          (d) Subchapter 25F (relating to business combinations);

          (e) Subchapter 25G (relating to control-share acquisitions); and

          (f) Subchapter 25H (relating to disgorgement by certain controlling shareholders following attempts to acquire control).

          ARTICLE 6: The shareholders of the Company shall not have the right to cumulate their votes for the election of directors of the Company.

          ARTICLE 7:

                  (a) No action shall be taken by the shareholders of the Company except at an annual or special meeting of the shareholders called in accordance with the Bylaws of the Company and no action shall be taken by the shareholders by written consent.

                  (b) Special meetings of shareholders of the Company may be called only by (i) the Chairman of the Board ("Chairman"), (ii) the Secretary of the Company ("Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies, and
         (iii) as provided in Section 5 of the Company's Bylaws.

                  (c) At any annual meeting or special meeting of shareholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Seven. For the purposes of these Articles of Incorporation (except Article Eleven), "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors.

          ARTICLE 8:

          Section 1. The Board of Directors of the Company shall be divided into three classes, the respective terms of office of which shall end in successive years. Such classes shall be designated as "Class I", "Class II" and "Class III". The number of directors on the Board shall be determined in accordance with the Bylaws of the Company. The number of directors in each class shall be as nearly equal as possible, except that no director shall be moved from one class to another class in order to attain equality or near equality in the size of the respective classes. For the initial Board of Directors of the Company, the term of office of the Class I directors shall expire at the first annual meeting of shareholders, the term of the Class II directors shall expire at the second annual meeting of shareholders and the term of the Class III directors shall expire at the third annual meeting of shareholders. Thereafter, the

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directors  in each class shall hold  office  until the third  successive  annual meeting of shareholders after their election and until their successors shall have qualified, such that at each annual meeting of shareholders only one class of directors shall be elected. In the event that a director is elected to fill a vacancy, the term of such director shall expire at the next annual meeting of shareholders.

          Section 2. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Eight.

          ARTICLE 9:

          Section 1. To the fullest extent permitted by the BCL as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

          Section 2. Neither any amendment nor repeal of this Article Nine, nor the adoption of any provision of the Company's Articles of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

          ARTICLE 10:

          Section 1. Every person who is or was a director or officer of the Company shall be indemnified by the Company to the fullest extent allowed by the BCL against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at the request of the Company, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred.

          Section 2. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) agents of the Company (and any other persons to which Pennsylvania law permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the BCL subject only to limits created by applicable Pennsylvania law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its shareholders and others.

          Section 3. Neither any amendment nor repeal of this Article Ten, nor the adoption of any provision of the Company's Articles of Incorporation

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inconsistent with this Article Ten, shall eliminate or reduce the effect of this
Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

          ARTICLE 11:

                  (a) Business Combinations. Notwithstanding any other provisions of these Articles of Incorporation, the Company shall not engage in any Business Combination (as defined herein) with any Interested Shareholder (as defined herein) for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

                           (1) prior to such time the Board of  Directors of the
                  Company approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder, or

                           (2) upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the Voting Stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

                           (3) at or subsequent to such time the Business Combination is approved by the Board of Directors of the Company and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding Voting Stock which is not owned by the Interested Shareholder.

                  (b)   Inapplicability   of   Restrictions.   The  restrictions
         contained in this Article Eleven shall not apply if:

                           (1) a shareholder  becomes an Interested  Shareholder
                  inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the three (3) year period immediately prior to a Business Combination between the Company and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

                           (2) the Business Combination is proposed prior to the
                  consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an

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                  Interested  Shareholder during the previous three (3) years or who became an Interested Shareholder with the approval of the Company's Board of Directors and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any person becoming an Interested Shareholder during the previous three (3) years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the
                  preceding   sentence   are   limited   to  (x)  a  merger   or
                  consolidation of the Company (except for a merger in respect of which, pursuant to Section 1924(b) of the BCL, no vote of the shareholders of the Company is required); (y) a sale,
                  lease,   exchange,   mortgage,   pledge,   transfer  or  other
                  disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the  Company  or of  any  direct  or  indirect  majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock of the Company. The Company shall
                  give  not  less  then  20  days   notice  to  all   Interested
                  Shareholders   prior  to  the   consummation  of  any  of  the
                  transactions described in clauses (x) or (y) of the second sentence of this paragraph.

                  (c) As used in this Article Eleven only the term:

                           (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                           (2) "associate," when used to indicate a relationship
                  with any person, means (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
                  (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                           (3) "Business Combination," when used in reference to
                  the Company and any Interested Shareholder of the Company means:

                                    (i)  any  merger  or  consolidation  of  the
                                    Company   or   any   direct   or    indirect
                                    majority-owned  subsidiary  of  the  Company
                                    with (A) an Interested  Shareholder,  or (B)
                                    with   any   other   company,   partnership,
                                    incorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation subsection (a) of this Article Eleven is not applicable to the surviving entity;

                                    (ii) any sale,  lease,  exchange,  mortgage,
                                    pledge,  transfer or other  disposition  (in
                                    one    transaction    or   a    series    of
                                    transactions),  except  proportionately as a
                                    shareholder  of the Company,  to or with the
                                    Interested Shareholder, whether as part of a
                                    dissolution  or otherwise,  of assets of the
                                    Company  or  of  any   direct  or   indirect
                                    majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

                                    (iii) any  transaction  which results in the
                                    issuance  or  transfer  by the Company or by
                                    any   direct  or   indirect   majority-owned
                                    subsidiary  of the  Company  of any stock of
                                    the  Company  or of such  subsidiary  to the
                                    Interested Shareholder,  except (A) pursuant
                                    to the  exercise,  exchange or conversion of
                                    securities exercisable for, exchangeable for
                                    or convertible  into stock of the Company or
                                    any such  subsidiary  which  securities were
                                    outstanding  prior  to  the  time  that  the
                                    Interested   Shareholder  became  such,  (B)
                                    pursuant to a dividend or distribution  paid
                                    or  made,  or  the  exercise,   exchange  or
                                    conversion  of securities  exercisable  for,
                                    exchangeable  for or convertible  into stock
                                    of the Company or any such subsidiary  which
                                    security  is  distributed,  pro  rata to all
                                    holders of a class or series of stock of the
                                    Company   subsequent   to   the   time   the
                                    Interested   Shareholder  became  such,  (C)
                                    pursuant to an exchange offer by the Company
                                    to purchase  stock made on the same terms to
                                    all  holders  of  said  stock,  or  (D)  any
                                    issuance   or   transfer  of  stock  by  the
                                    Company, provided however, that in no case under (B) - (D) above shall there be an increase in the Interested Shareholder's proportionate share of the stock of any class or series of the Company or of the Voting Stock of the Company;

                                    (iv) any  transaction  involving the Company
                                    or any  direct  or  indirect  majority-owned
                                    subsidiary  of the  Company  which  has  the
                                    effect,    directly   or   indirectly,    of
                                    increasing  the  proportionate  share of the
                                    stock of any class or series,  or securities
                                    convertible  into the  stock of any class or
                                    series,  of  the  Company  or  of  any  such
                                    subsidiary  which is owned by the Interested
                                    Shareholder,   except   as   a   result   of

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                                    immaterial  changes due to fractional  share
                                    adjustments  or as a result of any  purchase
                                    or  redemption  of any  shares  of stock not
                                    caused,  directly  or  indirectly,   by  the
                                    Interested Shareholder; or

                                    (v)   any   receipt   by   the    Interested
                                    Shareholder  of  the  benefit,  directly  or
                                    indirectly  (except   proportionately  as  a
                                    shareholder  of the  Company)  of any loans,
                                    advances,  guarantees,   pledges,  or  other
                                    financial   benefits   (other   than   those
                                    expressly    permitted   in    subparagraphs
                                    (i)-(iv)  above)  provided by or through the
                                    Company or any direct or indirect majority owned subsidiary.

                           (4) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding Voting Stock of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

                           (5) "Interested  Shareholder" means any person (other
                  than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding Voting Stock of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding Voting Stock of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of Voting Stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the Voting Stock of the Company deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (9) of this subsection but shall not include any other unissued stock of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (6)  "person"  means  any  individual,   corporation,
                  partnership, unincorporated association or other entity.

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                           (7) "Stock" means,  with respect to any  corporation,
                  capital stock and, with respect to any other entity, any equity interest.

                           (8)  "Voting  Stock"  means,   with  respect  to  any
                  corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

                           (9) "owner",  including  the terms "own" and "owned",
                  when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

                                    (i)  beneficially owns such stock, directly
                                    or indirectly; or

                                    (ii) has (A) the right to acquire such stock
                                    (whether    such   right   is    exercisable
                                    immediately  or only  after the  passage  of
                                    time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                                    (iii)  has  any  agreement,  arrangement  or
                                    understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

          ARTICLE 12: The name and address of the incorporator is: Gerard Carlozzi, c/o Bionx Implants Merger Subsidiary, Inc., 1777 Sentry Parkway West, Gwynedd Hall, Suite 400, Blue Bell, Pennsylvania 19422.



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         IN TESTIMONY  WHEREOF,  the  incorporator  has signed these Articles of
Incorporation this 8th day of July, 1999.



                                         /s/ Gerard Carlozzi

                          Secretary of the Commonwealth

                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1926 (Rev 90)

          In compliance with the requirements of 15 Pa.C.S. Section 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is: Bionx Implants Merger Subsidiary, Inc.


2. (Check and complete one of the following):

     X    The surviving  corporation is a domestic business  corporation and the
          (a) address of its current  registered  office in this Commonwealth or
          (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


    (a)   1777 Sentry Parkway West, Gwynedd Hall, Suite 400, Blue Bell, Pennsylvania 19422     Montgomery
                  Number and Street                            City        State      Zip        County

    (b)    c/o: ________________________________________________________________
                       Name of Commercial Registered Office Provider   County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

   ____ The surviving corporation is a qualified foreign business corporation incorporated under the laws of ______________________________ and the
           (a) address of its current registered office in this Commonwealth or
           (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

           (a)_________________________________________________________________
               Number and Street         City      State    Zip           County

           (b) c/o:____________________________________________________________
                    Name of Commercial Registered Office Provider        County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

  ____     The  surviving  corporation   is  a  nonqualified  foreign  business
           corporation incorporated under the laws of __________________________
           and  the  address  of  its  principal   office under the laws of such
           domiciliary jurisdiction is:


           _____________________________________________________________________
           Number and Street                   City              State       Zip

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:



 Name of Corporation   Address of Registered Office or Name of Commercial Registered Office Provider       County

 Bionx Implants, Inc., 1777 Sentry Parkway West, Gwynedd Hall, Suite 400, Blue Bell, PA 19422              Montgomery



4.  (Check, and if appropriate complete, one of the following):

     [X] The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

     [ ] The plan of merger shall be effective on: __________________ at _______
                                                       Date               Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:


               Name of Corporation                                     Manner of Adoption

    Bionx Implants Merger Subsidiary, Inc.               Adopted by action of the board of directors of the parent corporation pursuant to 15 Pa. C.S. Section 1924(b)(3)
    Bionx Implants, Inc.                                 Adopted  by  the  directors  and  shareholders pursuant to 15 Pa. C.S.
                                                         Section 1924(a)

6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.  (Check, and if appropriate complete, one of the following):

    ____ The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

     X Pursuant to 15 Pa.C.S. Section 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:



 1777 Sentry Parkway West, Gwynedd Hall, Suite 400, Blue Bell, Pennsylvania 19422 Montgomery
      Number and Street                   City                  State        Zip    County


          IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 13th day of August , 19 99 .


                                BIONX IMPLANTS MERGER SUBSIDIARY, INC.
                                          (Name of Corporation)

                                BY: /s/ Gerard Carlozzi
                                      (Signature)

                                TITLE: President


                                BIONX IMPLANTS, INC.
                                (Name of Corporation)

                                BY: Gerard Carlozzi
                                    (Signature)

                                TITLE: President

                                    EXHIBIT A

                                    EXHIBIT A
                                       to
                               ARTICLES OF MERGER
                                       of
                              BIONX IMPLANTS, INC.,
                             a Delaware corporation
                                      into
                     BIONX IMPLANTS MERGER SUBSIDIARY, INC.
                           a Pennsylvania corporation


          The Articles of Incorporation of the surviving corporation are hereby amended as follows:

  ARTICLE 1. The name of the corporation (the "Company") is Bionx Implants, Inc.